Exhibit 3.1

AMENDED AND RESTATED BY-LAWS

OF

LIFETIME BRANDS, INC.

ARTICLE I

STOCKHOLDERS

Section 1.1 Annual Meeting.

(a) Time; Location. The annual meeting of the stockholders of the Corporation shall be held on such date, at such time and at such place within or without the State of Delaware as may be designated only by the Board of Directors or the Chairman of the Board (if any) or as otherwise required by law. Such annual meeting shall be for the purpose of electing directors and for the transaction of such other business as may be properly brought before the meeting in accordance with the Certificate of Incorporation of the Corporation, as the same may be amended from time to time (the “Certificate of Incorporation”), and these By-Laws. The Board of Directors or the Chairman of the Board (if any), as applicable, may determine that an annual meeting shall not be held at any place, but shall instead be held solely by means of remote communication.

(b) Business Before Annual Meeting. Except as otherwise provided by law, at an annual meeting of stockholders, no business shall be transacted and no corporate action shall be proposed or taken except as shall been properly brought before the annual meeting in accordance with the Certificate of Incorporation and these By-Laws. The only means by which business may by properly brought before an annual meeting are if such business is (i) specified in the notice of meeting as provided in Section 1.4, (ii) brought before the meeting by the Board of Directors or the Chairman of the Board (if any), (iii) brought before the meeting by a stockholder who (A) is present at the meeting in person or whose Representative is present at the meeting in person, (B) was the beneficial owner of shares of the Corporation’s stock entitled to vote at the meeting as of both the time of the meeting and as of the time of giving the Proposal Notice (as defined below), and (C) has complied with Section 1.3 of these By-Laws in all respects, or (iv) brought before the meeting by a stockholder who (A) is present at the meeting in person or whose Representative is present at the meeting in person, (B) was the beneficial owner of shares of the Corporation’s stock entitled to vote at the meeting as of both the time of the meeting and as of the time of the notice of meeting pursuant to Section 1.4, and (C) properly made such proposal pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Notwithstanding the foregoing, stockholders seeking to nominate persons to serve on the Board of Directors must comply with Section 2.9, and this Section 1.1(b) shall not be applicable to nominations of directors.

(c) Representatives. For purposes of these By-Laws, “Representative” means (i) if the stockholder is a corporation, any duly authorized officer of such corporation, (ii) if the stockholder is a limited liability company, any duly authorized member, manager or officer of such limited liability company, (iii) if the stockholder is a partnership, any general partner or person who functions as general partner for such partnership, (iv) if the stockholder is a trust, the trustee of such trust, or (v) if the stockholder is an entity other than the foregoing, the persons acting in such similar capacities as the foregoing with respect to such entity.

Section 1.2 Special Meetings.

(a) Time; Location. Except as otherwise provided in the Certificate of Incorporation, a special meeting of stockholders of the Corporation may be called at any time only by the Board of Directors or the Chairman of the Board (if any). Any special meeting of stockholders shall be held on such date, at such time and at such place within or without the State of Delaware as the Board of Directors or the Chairman of the Board (if any), as applicable, shall designate. The Board of Directors or the Chairman of the Board (if any), as applicable, may determine that any special meeting of stockholders shall not be held at any special place, but shall instead be held solely by means of remote communication.

(b) Business Before Special Meeting. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, at a special meeting of stockholders, no business shall be transacted and no corporate action shall be taken except as shall have been specified in the notice of meeting as provided in Section 1.3, and stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders. This Section 1.2(b) shall be the exclusive means of bringing business before a special meeting.

Section 1.3 Matters to be Considered at Meetings.

(a) Stockholder Proposals. Except as provided in Section 2.9, and except for a stockholder proposal included in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, for a proposal to be properly brought before any stockholder meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary (the “Proposal Notice”), which Proposal Notice shall be in proper form, the making of such proposal must be permitted by law, the Certificate of Incorporation and these By-Laws, and such stockholder or its Representative must be present in person at such meeting. To be timely, the Proposal Notice must be delivered to, or mailed and received by, the Secretary at the principal office of the Corporation (i) not less than 90 calendar days nor more than 120 calendar days prior to the anniversary date of the immediately preceding annual meeting of stockholders or special meeting in lieu thereof (the “Anniversary Date”) or (ii) in the case of a special meeting of stockholders or in the event that the annual meeting of stockholders is called for a date more than 90 calendar days prior to the Anniversary Date, not later than the close of business on (A) the 20th calendar day (or if that day is not a business day for the Corporation, on the next succeeding business day) following the earlier of (1) the date on which notice of the date of such meeting was mailed to stockholders, or (2) the date on which the date of such meeting was publicly disclosed, or (B) if such date of notice or public disclosure occurs more than 90 calendar days prior to the scheduled date of such meeting, the 90th calendar day prior to such scheduled date of such meeting (or if that day is not a business day for the Corporation, on the next succeeding business day). For purposes of these By-Laws, “public disclosure” or its corollary “publicly disclosed” shall mean disclosure by the Corporation in a document filed or furnished by it with the Securities and Exchange Commission.

(b) Form of Proposal Notice. For the Proposal Notice to be in proper form, the Proposal Notice shall set forth, as to each matter the stockholder proposes to bring before such meeting, (i) a brief description of the proposal desired to be brought before such meeting and the reasons for conducting such business at such meeting, (ii) the text of the proposal or business, including the text of any proposed resolutions, (iii) any material interest, direct or indirect, of each Proposing Person (as defined below) in such proposal, (iv) the name and address, as they appear on the Corporation’s stock transfer books, of the stockholder proposing such business and of the beneficial owners (if any) of the stock registered in such stockholder’s name and the name and address of each other Proposing Person known by such stockholder to be supporting such proposal, (v) the class or classes and number of shares of the Corporation’s capital stock which are “beneficially owned” (for purposes of these By-Laws, as such term is used in Rule 16a-1 under the Exchange Act, provided that any such person shall still be deemed to beneficially own any derivative security exempt from the definition thereof due to clause (c)(5) or clause (c)(6) of such Rule) by the stockholder and such beneficial owners (if any) on the date of the Proposal Notice, (vi) the class or classes and number of shares of the Corporation’s capital stock which are beneficially owned by all Proposing Persons as a group, (vii) any material, pending or, to any Proposing Person’s knowledge, threatened legal proceeding in which any Proposing Person is a party involving the Corporation or any “affiliate” (for purposes of these By-Laws, as such term is used by Rule 12b-2 under the Exchange Act) or “associate” (for purposes of these By-Laws, as such term is used by Rule 12b-2 under the Exchange Act) of the Corporation, (viii) any material relationship (including any direct or indirect interest in any agreement, arrangement or understanding) between any Proposing Person or any of its affiliates or associates, on one hand, and the Corporation or any director, officer or affiliate of the Corporation, or any competitor of the Corporation (a “Competitor”) or any director, officer or affiliate of a Competitor, on the other hand, (ix) a reasonably detailed description of any direct or indirect agreement, arrangement or understanding (including, to the extent not otherwise disclosed, any derivative or short positions, profit interests, options, hedging transactions and borrowed or loaned shares) by, or on behalf of, any Proposing Person or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such Proposing Person or any of its affiliates or associates with respect to any securities of the Corporation, (x) all other information relating to such proposal and each Proposing Person that would be required to be disclosed by the Corporation pursuant to Regulation 14A under the Exchange Act if such proposal were to be included in the Corporation’s proxy statement, and (xi) a representation that the stockholder or its Representative intends to appear in person at the meeting to propose the actions specified in the Proposal Notice.

(c) Updating of Proposal Notice. Any stockholder that has timely provided a Proposal Notice in proper form shall, no earlier than twenty (20) and no later than ten (10) business days prior to the meeting at which such proposals contained therein are to be considered, deliver in writing to the Secretary a letter (i) updating the information required to be in the Proposal Notice so that such information is true and correct as of the record date for such meeting and the date of such letter, or (ii) representing and warranting that the information contained in the Proposal Notice was true and correct in all respects as of the record date of such meeting and the date of such letter.

(d) Exclusive Means. Except as provided by Rule 14a-8 under the Exchange Act, this Section 1.3 shall be the exclusive means of any stockholder or beneficial owner of the Corporation’s capital stock to propose business before a meeting of stockholders. If the chairman of such meeting shall determine, based on the facts and circumstances and in consultation with counsel (who may be the Corporation’s internal counsel), that such business was not properly brought before the meeting in accordance with this Section 1.3, then the chairman of the meeting shall not permit such business to be transacted at such meeting.

(e) Proposing Persons. For purposes of these By-Laws, “Proposing Person” means (i) the stockholder of record providing the Proposal Notice, Record Date Request (as defined below) or Nominating Notice (as defined below), as applicable, (ii) each beneficial owner of the Corporation’s stock on whose behalf the Proposal Notice, Record Date Request or Nominating Notice, as applicable, is given, (iii) each other person who is the member of a “group” (for purposes of these By-Laws, as such term is used in Rule 13d-5 under the Exchange Act) with any such stockholder or beneficial owner or is otherwise acting in concert with any such stockholder or beneficial owner with respect to the proposal, consent or nomination, as applicable, and (iv) each “associate” (for purposes of these By-Laws, as such term is used in Rule 12b-2 under the Exchange Act) of any of the foregoing that has any direct or indirect interest in the proposal, consent, nominee or Corporation’s voting stock, as applicable.

(f) Rule 14a-8. Nothing in this Section 1.3 shall be deemed to affect the rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 of the Exchange Act.

(g) Exchange Act. In addition to the provisions of this Section 1.3, a stockholder shall also comply with all applicable requirements of the Exchange Act with respect any stockholder proposal and the business that may be brought thereunder.

Section 1.4 Notice of Meetings. Except as otherwise provided by law, by the Certificate of Incorporation or by these By-Laws, a written notice of each meeting of the stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder of the Corporation entitled to vote at such meeting at the stockholder’s address as it appears on the records of the Corporation or by a form of electronic transmission to which the stockholder has consented. The notice shall be approved by the Board of Directors and shall state the place, date and hour of the meeting or the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and may vote at such meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called. No notice of meeting shall contain any proposals, director nominations or other actions except as may be properly brought before such meeting pursuant to these By-Laws.

Section 1.5 Quorum. At any meeting of stockholders, the holders of a majority in number of the total outstanding shares of stock of the Corporation entitled to vote at such meeting, present in person or represented by proxy, shall constitute a quorum of the stockholders for all purposes, unless the representation of a different number of shares shall be required by law, the Certificate of Incorporation or these By-Laws, in which case the representation of the number of shares so required shall constitute a quorum. Notwithstanding the previous sentence, at any meeting of stockholders at which the holders of any class of stock of the Corporation shall be entitled to vote separately as a class, the holders of a majority in number of the total outstanding shares of such class, present in person or represented by proxy, shall constitute a quorum for purposes of such class vote unless the representation of a different number of shares of such class shall be required by law, by the Certificate of Incorporation or by these By-Laws.

Section 1.6 Adjourned Meetings.

(a) Whether or not a quorum shall be present in person or represented at any meeting of stockholders, the chairman of the meeting may adjourn such meeting from time to time. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and the place, if any, thereof, or the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and may vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken. At the adjourned meeting the stockholders or the holders of any class of stock entitled to vote separately as a class, as the case may be, may transact any business which might have been transacted by them at the original meeting. In no event shall any adjournment or postponement of any meeting or the announcement thereof commence a new time period for giving notice as provided in Section 1.3 or Section 2.9.

(b) The Board of Directors may postpone any meeting of stockholders or cancel any special meeting of stockholders by public announcement or disclosure prior to the time scheduled for the meeting.

Section 1.7 Organization.

(a) The Chief Executive Officer or, in the absence of the Chief Executive Officer, the Chairman of the Board (if any) shall call all meetings of the stockholders to order, and shall act as chairman of such meetings. In the absence of the Chief Executive Officer and the Chairman of the Board (if any), the members of the Board of Directors who are present (whether or not constituting a quorum) shall elect a chairman of the meeting.

(b) The Secretary shall act as secretary of all meetings of the stockholders; and in the absence of the Secretary, an Assistant Secretary, if any, shall act as secretary of such meeting of the stockholders; and in the absence of the Secretary or any Assistant Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting. It shall be the duty of the Secretary to prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder.

Section 1.8 Voting.

(a) Except as otherwise provided by law or by the Certificate of Incorporation, each stockholder shall be entitled to one vote for each share of the stock of the Corporation registered in the name of such stockholder upon the stock transfer books of the Corporation. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. When directed by the presiding officer or upon the demand of any stockholder, the vote upon any matter before a meeting of stockholders shall be by ballot. Subject to the rights of the holders of any series of preferred stock of the Corporation, directors shall be elected by a plurality of the votes cast at a meeting of stockholders by the stockholders entitled to vote in the election. Except as otherwise provided by law or by the Certificate of Incorporation, whenever any corporate action, other than the election of directors, is to be taken at a meeting of stockholders, it shall be authorized by the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote thereon.

(b) Shares of the stock of the Corporation belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes.

Section 1.9 Voting Procedures and Inspectors. The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors of election to act at the meeting and make a written report thereof. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such person’s ability. The inspectors shall ascertain the number of shares outstanding and the voting power of each; determine the shares represented at the meeting and the validity of proxies and ballots; count all votes and ballots; determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by them; and certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballots, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls.

Section 1.10 Record Date for Stockholder Meetings.

(a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, but not to express consent to corporate action in writing without a meeting which shall be governed by Section 1.11, as the case may be, the Board of Directors shall fix, in advance, a record date, which shall not be (i) more than sixty (60) nor less than ten (10) days before the date of such meeting, or (ii) in the case of corporate action to be taken by consent in writing without a meeting, not more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors, or (iii) more than sixty (60) days prior to any other action.

(b) If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and the record date for determining stockholders for any other purpose (except corporate action to be taken by consent in writing) shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment or postponement of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned or postponed meeting.

(c) If a holder of record of any class of stock of the Corporation, or a series thereof, the holders of which may act by a consent in writing, wishes to have those stockholders authorize or take corporate action by written consent, such stockholder shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date is fixed by the Board within such ten (10) day period, the record date for determining stockholders entitled to consent to corporate action, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed consent setting forth the action taken or proposed to be taken is delivered to the Corporation at its registered office in the State of Delaware or to its principal place of business to the attention of the Secretary. Delivery made to the registered office of the Corporation for this purpose shall be by hand or by certified or registered mail with return receipt requested. If no record date is so fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

Section 1.11 Consent of Stockholders in Lieu of Meeting.

(a) General. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken or which may be taken at any meeting of stockholders of the Corporation, or by any series of stock of the Corporation, may be taken without a meeting, without prior notice and without a vote, if consents in writing setting forth the action so taken (i) shall be individually dated and shall be signed by the holders of record on the record date fixed pursuant to Section 1.11(b) below (the “Written Consent Record Date”) of the outstanding stock, or the relevant class or series thereof, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and (ii) shall be delivered personally or sent by certified or registered mail, return receipt requested, to (A) the registered office of the Corporation in the State of Delaware, (B) the principal place of business of the Corporation, or (C) the Secretary at the principal executive offices of the Corporation. Every written consent shall bear the date of the signature of each stockholder who signs the consent, and no written consent shall be effective to take corporate action unless, within sixty (60) days of the earliest dated valid consent delivered in the manner described in this Section 1.11, written consents signed by a sufficient number of holders to take such action are delivered to the Corporation in the manner described in this Section 1.11. Only stockholders of record on the Written Consent Record Date shall be entitled to consent to corporate action in writing without a meeting.

(b) Fixing of Written Consent Record Date. Any stockholder of record seeking to have the stockholders of the Corporation authorize or take any action by written consent shall first request in writing that the Board of Directors fix a record date for the purpose of determining the stockholders entitled to authorize or take such action (a “Record Date Request”), which request shall be in proper form and delivered personally or sent by certified or registered mail, return receipt requested, to the Secretary at the principal executive offices of the Corporation. Within ten (10) days after receipt by the Secretary of a Record Date Request made in compliance with these By-Laws, the Board of Directors may, or if required by applicable law shall, adopt a resolution fixing a record date for the purpose of determining the stockholders entitled to express consent to corporate action in writing without a meeting, which date shall not precede the date upon which the resolution fixing such record date is adopted by the Board of Directors and shall not be more than ten (10) days after the date upon which the resolution fixing such record date is adopted by the Board of Directors. If no resolution fixing a record date has been adopted by the Board of Directors within such ten (10)-day period after the date on which a Record Date Request in proper form is duly received, the record date for determining stockholders entitled to express consent to such action shall be as of the close of business on the date the Record Date Request is received by the Secretary in accordance with this Section 1.11. Upon fixing any Written Consent Record Date, the Corporation shall promptly deliver written notice to each stockholder that has made a Record Date Request setting forth the applicable Written Consent Record Date.

(c) Form of Record Date Request. For the form of Record Date Request to be in proper form, the Record Date Request shall set forth, as to each action proposed by such person or any related Proposing Person to be taken by written consent, (i) a brief description of the actions to be taken by written consent and the reasons for proposing such actions, (ii) the text of such written consent, including the text of any proposed resolutions or By-Law amendments, (iii) any material interest, direct or indirect, of each Proposing Person in such action to be taken by written consent, (iv) the name and address, as they appear on the Corporation’s stock transfer books, of the stockholder proposing such action by written consent and of the beneficial owners (if any) of the stock registered in such stockholder’s name and the name and address of each other Proposing Person known by such stockholder to be supporting such action by written consent, (v) the class or classes and number of shares of the Corporation’s capital stock which are beneficially owned by the stockholder and such beneficial owners (if any) on the date of the Record Date Request, (vi) the class or classes and number of shares of the Corporation’s capital stock which are beneficially owned by all Proposing Persons as a group, (vii) any material, pending or, to any Proposing Person’s knowledge, threatened legal proceeding in which any Proposing Person is a party involving the Corporation or any affiliate or associate of the Corporation, (viii) any material relationship between any Proposing Person, on one hand, and the Corporation or any director, officer or affiliate of the Corporation, or any Competitor or any director, officer or affiliate of a Competitor, on the other hand, (ix) a reasonably detailed description of any agreement, arrangement or understanding (including, to the extent not otherwise disclosed, any derivative or short positions, profit interests, options, hedging transactions and borrowed or loaned shares) by, or on behalf of, any Proposing Person or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, any Proposing Person or any of its affiliates or associates with respect to shares of stock of the Corporation, and (x) all other information relating to each Proposing Person that would be required to be disclosed in an information statement or other filings required to be made in connection with solicitations of consents pursuant to the Exchange Act.

(d) Exchange Act. In addition to the provisions of this Section 1.11, a stockholder shall also comply with all applicable requirements of the Exchange Act with respect to stockholders seeking to take action by written consent.

(e) Revocation of Consent. Notwithstanding anything herein to the contrary, any stockholder to whom any stockholder has transferred its stock subsequent to the Written Consent Record Date but before the effectiveness of such written consent shall be entitled to revoke the transferor’s written consent pursuant to this Section 1.11.

(f) Notice to Stockholders. Prompt notice of the taking of any corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE II

BOARD OF DIRECTORS

Section 2.1 Number and Term of Office. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. The number of directors constituting the Board of Directors shall be fixed from time to time by resolution passed by a majority of the Board of Directors. The directors shall, except as hereinafter otherwise provided for filling vacancies, be elected at the annual meeting of stockholders, and shall hold office until their respective successors are elected and qualified or until their earlier resignation or removal.

Section 2.2 Removal, Vacancies and Additional Directors.

(a) Removal; Vacancies. No director may be removed except for cause or with the affirmative vote of the holders of not less than a majority of the voting power of all outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, considered for this purpose as a single class unless the Certificate of Incorporation shall otherwise provide. Notwithstanding the previous sentence, whenever any director shall have been elected by the holders of any class of stock of the Corporation voting separately as a class under the provisions of the Certificate of Incorporation, such director may be removed and the vacancy filled only by the holders of a majority of the voting power of that class of stock voting separately as a class unless the Certificate of Incorporation shall otherwise provide. Except as provided in the Certificate of Incorporation, vacancies caused by any such removal or any vacancy caused by the death or resignation of any director or for any other reason, and any newly created directorship resulting from any increase in the authorized number of directors, may be filled by, and only by, the affirmative vote of a majority of the directors then in office, although less than a quorum, and any director so elected to fill any such vacancy or newly created directorship shall hold office until the director’s successor is elected and qualified or until the director’s earlier resignation or removal.

(b) Resignation. Any director may resign at any time by giving notice in writing or by electronic transmission to the Chairman of the Board (if any) or the Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the occurrence of some other event, and, unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective. When one or more directors shall resign effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as herein provided in connection with the filling of other vacancies.

Section 2.3 Place of Meeting. The Board of Directors may hold its meetings in such place or places in the State of Delaware or outside the State of Delaware as the Board from time to time shall determine. Members of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 2.4 Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as the Board from time to time by resolution shall determine. No notice shall be required for any regular meeting of the Board of Directors; but a copy of every resolution fixing or changing the time or place of regular meetings shall be sent to every director by mail at least five (5) days, or by electronic transmission or overnight courier at least two (2) days, before the first meeting held in pursuance thereof.

Section 2.5 Special Meetings. Special meetings of the Board of Directors shall be held whenever called by direction of the Chairman of the Board (if any), the Chief Executive Officer or by any two of the directors then in office. Notice of the day, hour and place of holding of each special meeting shall be given by mailing the same at least five (5) days before the meeting or by causing the same to be transmitted by electronic transmission or overnight courier at least two (2) days before the meeting to each director. Unless otherwise indicated in the notice thereof, any and all business may be transacted at any special meeting.

Section 2.6 Quorum. Subject to the provisions of Section 2.2, a majority of the members of the Board of Directors in office (but, unless the Board shall consist solely of one director, in no case less than one-third of the total number of directors nor less than two directors) shall constitute a quorum for the transaction of business and a vote of a majority of the directors present at any meeting of the Board of Directors at which a quorum is present shall be an act of the Board of Directors. If at any meeting of the Board there is less than a quorum present, a majority of those present may adjourn the meeting from time to time.

Section 2.7 Organization. The Chairman of the Board or, in the absence of the Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the Board of Directors. In the absence of the Chairman of the Board and the Chief Executive Officer, a chairman shall be elected from among the directors present. The Secretary shall act as secretary of all meetings of the directors. In the absence of the Secretary, the Assistant Secretary of the Corporation (if any) shall act as secretary of the meeting, and if both the Secretary and the Assistant Secretary (if any) shall be absent, the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.8 Committees.

(a) Creation; Powers. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in a resolution of the Board, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and the affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have power or authority in reference to (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by law to be submitted to stockholders for approval, or (ii) adopting, amending or repealing these By-Laws.

(b) Subcommittees. Unless otherwise provided in the Certificate of Incorporation, in these By-Laws or in the resolution of the Board of Directors designating a committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to the subcommittee any or all of the powers and authority of the committee.

Section 2.9 Director Nominations.

(a) Method of Nomination. Nominations of candidates for election as directors at any meeting of stockholders may be made only (i) by, or at the direction of, a majority of the Board of Directors or a duly authorized committee thereof, or (ii) by any stockholder of record (both as of the time notice of such nomination is given by the stockholder as set forth below and as of the record date for the meeting in question) of any shares of the Corporation’s capital stock outstanding and entitled to vote at such meeting who complies with the procedures set forth in this Section 2.9. Any stockholder who seeks to make such a nomination, or its Representative, must be present in person at such meeting. Only persons nominated in accordance with the procedures set forth in this Section 2.9 shall be eligible for election as directors at any meeting of stockholders.

(b) Stockholder Nominations. For a person to be properly nominated as a candidate for director before any stockholder meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary (the “Nominating Notice”), which Nominating Notice shall be in proper form. To be timely, the Nominating Notice must be delivered to, or mailed and received by, the Secretary at the principal office of the Corporation (i) not less than 90 calendar days nor more than 120 calendar days prior to the Anniversary Date or (ii) in the case of a special meeting of stockholders or in the event that the annual meeting of stockholders is called for a date more than 90 calendar days prior to the Anniversary Date, not later than the close of business on (A) the 20th calendar day (or if that day is not a business day for the Corporation, on the next succeeding business day) following the earlier of (1) the date on which notice of the date of such meeting was mailed to stockholders, or (2) the date on which the date of such meeting was publicly disclosed, or (B) if such date of notice or public disclosure occurs more than 90 calendar days prior to the scheduled date of such meeting, the 90th calendar day prior to such scheduled date of such meeting (or if that day is not a business day for the Corporation, on the next succeeding business day).

(c) Form of Nomination Notice. For the Nominating Notice to be in proper form, the Nominating Notice shall set forth (i) the name and address, as they appear on the Corporation’s stock transfer books, of the stockholder nominating the individual proposed to serve on the Board of Directors (the “Nominee”) and of the beneficial owners (if any) of the stock registered in such stockholder’s name and the name and address of each other Proposing Person known by such stockholder to be supporting such Nominee, (ii) the class or classes and number of shares of the Corporation’s capital stock which are beneficially owned by the stockholder and such beneficial owners (if any) on the date of the Proposal Notice, (iii) the class or classes and number of shares of the Corporation’s capital stock which are beneficially owned by all Proposing Persons as a group, (iv) any material, pending or, to any Proposing Person’s knowledge, threatened legal proceeding in which any Proposing Person is a party involving the Corporation or any affiliate or associate of the Corporation, (v) a reasonably detailed description of any agreement, arrangement or understanding (including, to the extent not otherwise disclosed, any derivative or short positions, profit interests, options, hedging transactions and borrowed or loaned shares) by, or on behalf of, any Proposing Person or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, the stockholder or any of its affiliates or associates with respect to any securities of the Corporation, (vi) all information with respect to each Nominee that would be required to be set forth in this Section 2.9(c) if such Nominee were a Proposing Person, (vii) any relationship, direct or indirect, of any Proposing Person or its affiliates or associates with such Nominee or its affiliates or associates, (viii) any material relationship (including without limitation any direct or indirect interest in any agreement, arrangement or understanding) between any Proposing Person or Nominee or any of their respective affiliates or associates, on one hand, and the Corporation or any director, officer or affiliate of the Corporation, or any Competitor or any director, officer or affiliate of a Competitor, on the other hand, (ix) all other information relating to each Proposing Person and each Nominee that would be required to be disclosed by the Corporation pursuant to Regulation 14A under the Exchange Act if such nominee were to be included in the Corporation’s proxy statement, and (x) the Nominee’s written consent to being named in the proxy statement or the notice of meeting, as applicable, as a nominee and to serving as a director if elected.

(d) Updating of Nomination Notice. Any stockholder that has timely provided a Nominating Notice in proper form shall, no earlier than twenty (20) business days before and no later than ten (10) business days prior to the meeting at which such the Nominees are to be voted upon, deliver in writing to the Secretary a letter updating the information required to be in the Nominating Notice so that such information is true and correct as of (i) the record date for such meeting, and (ii) the date of the letter containing such updated information.

(e) Exclusive Means. Section 2.9 shall be the exclusive means of any stockholder or beneficial owner of the Corporation’s capital stock to propose a Nominee for the Board of Directors before a meeting of stockholders. If the chairman of such meeting shall determine, based on the facts and circumstances and in consultation with counsel (who may be the Corporation’s internal counsel), that such Nominee was not properly nominated in accordance with this Section 2.9, then the chairman of the meeting shall not permit such nominee to be voted upon at such meeting.

(f) Exchange Act. In addition to the provisions of this Section 2.9, a stockholder shall also comply with all applicable requirements of the Exchange Act with respect any nominations of directors and election thereof.

Section 2.10 Consent of Directors or Committee in Lieu of Meeting. Unless otherwise restricted by the Certificate of Incorporation or by these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or the electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee, as the case may be.

Section 2.11 Fees and Compensation. The Board of Directors or any duly authorized committee thereof shall have the authority to fix the compensation of directors. The directors shall be paid their reasonable expenses, if any, of attendance at each meeting of the Board of Directors or any committee thereof and may be paid a fixed sum for attendance at each such meeting or an annual retainer or other compensation for service as a director or committee member, payable in cash or securities. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE III

OFFICERS

Section 3.1 Officers. The officers of the Corporation may include a Chairman of the Board, one or more Vice Chairmen of the Board, a President, one or more Vice Presidents, a Secretary, a Treasurer and such additional officers, if any, as shall be elected by the Board of Directors. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Officers may, but need not, be directors. Unless the Certificate of Incorporation otherwise provides, any number of offices may be held by the same person.

All officers, agents and employees shall be subject to removal, with or without cause, at any time by the Board of Directors. The removal of an officer without cause shall be without prejudice to his or her contract rights, if any. The election or appointment of an officer shall not of itself create contract rights.

In addition to the powers and duties of the officers of the Corporation as set forth in these By-Laws, the officers shall have such authority and shall perform such duties as from time to time may be determined by the Board of Directors.

Section 3.2 Chief Executive Officer. The Board of Directors shall designate one of the officers of the Corporation to be the Chief Executive Officer of the Corporation. Subject to the control of the Board of Directors, the Chief Executive Officer shall have general charge and control of all the business and affairs of the Corporation and shall have all powers and shall perform all duties incident to the position of Chief Executive Officer which may be required by law and such other duties as are required by the Board of Directors. The Chief Executive Officer shall make reports to the Board of Directors and to the stockholders, and shall see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect. The Chief Executive Officer shall preside at all meetings of the stockholders and shall have such other powers and perform such other duties as may from time to time be assigned by these By-Laws or by resolution of the Board of Directors.

Section 3.3 Chief Operating Officer. The Board of Directors may designate one of the officers of the Corporation to be the Chief Operating Officer of the Corporation. Subject to the control of the Board of Directors and the Chief Executive Officer, the Chief Operating Officer shall have general charge and control of all the operations of the Corporation and shall have all powers and shall perform all duties incident to the position of Chief Operating Officer. The Chief Operating Officer shall act in a general executive capacity and assist the Chief Executive Officer in the administration and operation of the Corporation’s business and general supervision of its policies and affairs. The Chief Operating Officer shall have such other powers and perform such other duties as may from time to time be assigned by these By-Laws or by the Board of Directors or the Chief Executive Officer.

Section 3.4 Chief Financial Officer. The Board of Directors may designate one of the officers of the Corporation to be the Chief Financial Officer of the Corporation. Subject to the control of the Board of Directors and the Chief Executive Officer, the Chief Financial Officer shall have general charge and control of the financial affairs of the Corporation and shall have all powers and shall perform all duties incident to the position of Chief Financial Officer. The Chief Financial Officer shall act in a general executive capacity and assist the Chief Executive Officer in the administration and operation of the Corporation’s financial affairs. The Chief Financial Officer shall have such other powers and perform such other duties as may from time to time be assigned by these By-Laws or by the Board of Directors or the Chief Executive Officer.

Section 3.5 Chairman and Vice Chairmen of the Board. The Board of Directors may elect a Chairman of the Board from among its members. The Chairman of the Board shall preside at all meetings of the Board of Directors and shall have all powers and shall perform all duties incident to the office of Chairman of the Board which may be required by law and shall have such other powers and perform such other duties as may from time to time be assigned by these By-Laws or by the Board of Directors. The Board of Directors also may elect one or more Vice-Chairmen to act in the place of the Chairman of the Board upon his or her absence or inability to act. Notwithstanding any provision in these By-Laws to the contrary, in the absence of the Chairman of the Board at any meeting of the directors or the stockholders of the Corporation, with respect to such meeting the Vice-Chairman shall have the powers of the Chairman of the Board set forth herein prior to any other person having the right to serve as chairman of or appoint a chairman for such meeting, and in the absence of the Chairman of the Board and all Vice-Chairmen, such person or persons referred to in these By-Laws shall have the power to serve as chairman of or appoint a chairman for such meeting as otherwise provided herein.

Section 3.6 The President and Vice Presidents. The Board of Directors may elect a President and one or more Vice Presidents of the Corporation. Subject to the control of the

Board of Directors and the Chief Executive Officer, the President and each Vice President shall have all powers and shall perform all duties incident to their respective offices which may be required by law and shall have such other powers and perform such other duties as may from time to time be assigned by these By-Laws or by the Board of Directors or the Chief Executive Officer.

Section 3.7 The Secretary. The Board of Directors shall elect a Secretary of the Corporation. The Secretary shall keep the minutes of all meetings of the Board of Directors and the minutes of all meetings of the stockholders in books provided for that purpose. The Secretary shall attend to the giving or serving of all notices of the Corporation; shall have custody of the corporate seal of the Corporation and shall affix the same to such documents and other papers as the Board of Directors or the Chief Executive Officer shall authorize and direct; shall have charge of the stock certificate books, transfer books and stock ledgers and such other books and papers as the Board of Directors or the Chief Executive Officer shall direct, all of which shall at all reasonable times be open to the examination of any director, upon application, at the principal place of business of the Corporation during normal business hours. The Secretary shall have all powers and shall perform all duties incident to the office of Secretary and shall also have such other powers and shall perform such other duties as may from time to time be assigned by these By-Laws or by the Board of Directors or the Chief Executive Officer.

Section 3.8 The Treasurer. The Board of Directors shall elect a Treasurer of the Corporation who shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times during normal business hours be open to inspection by any director. The Treasurer shall deposit, or cause to be deposited, all money and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. The Treasurer shall disburse, or cause to be disbursed, the funds of the Corporation as may be ordered by the Board of Directors, the Chief Executive Officer or the Chief Financial Officer. The Treasurer shall render to the Board of Directors, to the Chief Executive Officer or to the Chief Financial Officer, whenever requested, an account of all of his or her transactions as treasurer and of the financial condition of the Corporation, and the Treasurer shall have all powers and shall perform all duties incident to the position of Treasurer which may be required by law and shall have such other powers and perform such other duties as may from time to time be assigned by these By-Laws or by the Board of Directors, the Chief Executive Officer or the Chief Financial Officer.

Section 3.9 Additional Officers. The Board of Directors may from time to time elect such other officers, including a Controller and one or more Assistant Secretaries, Assistant Treasurers and Assistant Controllers, as the Board may deem advisable and such officers shall have such authority and shall perform such duties as may from time to time be assigned to them by the Board of Directors or the Chief Executive Officer.

The Board of Directors, the Chief Executive Officer or the Secretary may from time to time delegate to any Assistant Secretary or Assistant Secretaries any of the powers or duties assigned to the Secretary; and the Board of Directors, the Chief Executive Officer or the Chief

Financial Officer may similarly delegate to the Treasurer, the Controller or any Assistant Treasurer or Assistant Controller any of the powers or duties assigned to the Chief Financial Officer.

Section 3.10 Giving of Bond by Officers. All officers of the Corporation, if required to do so by the Board of Directors, shall furnish bonds to the Corporation for the faithful performance of their duties, in such amounts and with such conditions and security as the Board shall require.

Section 3.11 Voting Upon Securities. Unless otherwise ordered by the Board of Directors, each of the Chairman of the Board, any Vice Chairman of the Board, the President, any Vice President, the Secretary, the Treasurer, the Controller, any Assistant Secretary, any Assistant Treasurer and any Assistant Controller shall have full power and authority on behalf of the Corporation to give a consent in writing or to attend and to act and to vote, or in the name of the Corporation to execute proxies to vote, at any meeting of holders of interests in any corporation, partnership, joint venture, limited liability company, trust, employee benefit plan or other enterprise in which the Corporation may hold an interest, and at any such meeting shall possess and may exercise, in person or by proxy, any and all rights, powers and privileges incident to the ownership of such interests. The Board of Directors may from time to time, by resolution, confer like powers upon any other person or persons.

Section 3.12 Compensation of Officers. The officers of the Corporation shall be entitled to receive such compensation for their services as shall from time to time be determined by the Board of Directors.

ARTICLE IV

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 4.1 Nature of Indemnity. The Corporation, to the fullest extent permitted by law, shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, whether instituted by the Corporation or an affiliate of the Corporation or any third party, by reason of the fact that the person is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed at the request of the Corporation to serve as a director, officer, partner, manager, trustee or in any other capacity for another corporation, partnership, joint venture, limited liability company, trust, employee benefit plan or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify any person who was or is a party or is threatened to be made a party to such an action, suit or proceeding by reason of the fact that he or she is or was or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, limited liability company, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the

Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; except that in the case of an action or suit by or in the right of the Corporation to procure a judgment in its favor (1) such indemnification shall be limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, and (2) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 4.2 Successful Defense. To the extent that a present or former director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 4.1 or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

Section 4.3 Determination that Indemnification is Proper. Any indemnification of a present or former director or officer of the Corporation under Section 4.1 (unless ordered by a court) shall be made by the Corporation unless a determination is made that indemnification of the person is not proper in the circumstances because he or she has not met the applicable standard of conduct set forth in Section 4.1. Any indemnification of a present or former employee or agent of the Corporation under Section 4.1 (unless ordered by a court) may be made by the Corporation upon a determination that indemnification of the employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 4.1. Any such determination shall be made with respect to a person who is a director or officer at the time of the determination (a) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (d) by the stockholders holding a majority of the Corporation’s stock generally entitled to vote, voting as a single class.

Section 4.4 Advance Payment of Expenses. Unless the Board of Directors otherwise determines in a specific case, expenses (including attorneys’ fees) incurred by a person who is a director or officer at the time in defending a civil or criminal administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article IV. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate. The Board of Directors may authorize the Corporation’s legal counsel to represent a present or former director, officer, employee or agent in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

Section 4.5 Survival; Preservation of Other Rights. The foregoing indemnification provisions shall be deemed to be a contract between the Corporation and each director, officer, employee and agent who serves in any such capacity at any time while these provisions as well as the relevant provisions of the Delaware General Corporation Law are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit, or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a contract right may not be modified retroactively without the consent of such director, officer, employee or agent.

The rights to indemnification and advancement of expenses provided by this Article IV shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, insurance policy, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The Corporation may enter into an agreement with any of its directors, officers, employees or agents providing for indemnification and advancement of expenses, including attorneys fees, that may change, enhance, qualify or limit any right to indemnification or advancement of expenses created by this Article IV.

Section 4.6 Severability. If this Article IV or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each present or former director or officer and may indemnify each employee or agent of the Corporation as to costs, charges and expenses (including attorneys’ fees), judgment, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article IV that shall not have been invalidated and to the fullest extent permitted by applicable law.

Section 4.7 Subrogation. In the event of payment of indemnification to a person described in Section 4.1, the Corporation shall be subrogated to the extent of such payment to any right of recovery such person may have and such person, as a condition of receiving indemnification from the Corporation, shall execute all documents and do all things that the Corporation may deem necessary or desirable to perfect such right of recovery, including the execution of such documents necessary to enable the Corporation effectively to enforce any such recovery.

Section 4.8 No Duplication of Payments. The Corporation shall not be liable under this Article IV to make any payment in connection with any claim made against a person described in Section 4.1 to the extent such person has otherwise received payment (under any insurance policy, By-Law, agreement or otherwise) of the amounts otherwise payable as indemnity hereunder.

ARTICLE V

STOCK; SEAL; FISCAL YEAR

Section 5.1 Stock Certificates. The shares of stock of the Corporation may be represented by certificates. Certificates for shares of stock of the Corporation shall be in such form, not inconsistent with the Certificate of Incorporation, as shall be approved by the Board of Directors. All certificates shall be signed by the Chairman of the Board, the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and shall not be valid unless so signed. Any such signature may be a facsimile.

In case any officer or officers who shall have signed any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation, removal or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates had not ceased to be such officer or officers of the Corporation.

All certificates for shares of stock shall be consecutively numbered as the same are issued. The name of the person owning the shares represented thereby with the number of such shares and the date of issue thereof shall be entered on the stock transfer books of the Corporation.

Except as hereinafter provided, all certificates surrendered to the Corporation for transfer shall be canceled, and no new certificates shall be issued until former certificates for the same number of shares have been surrendered and canceled.

Section 5.2 Lost, Stolen, Mutilated or Destroyed Certificates. Whenever a person owning a certificate for shares of stock of the Corporation alleges that it has been lost, stolen, mutilated or destroyed, he or she shall file in the office of the Corporation an affidavit setting forth, to the best of his or her knowledge and belief, the time, place and circumstances of the loss, theft, mutilation or destruction, and, if required by the Corporation, a bond of indemnity or other indemnification sufficient, in the opinion of the Corporation, to indemnify the Corporation and its agents against any claim that may be made against it or them on account of the alleged loss, theft, mutilation or destruction of any such certificate or the issuance of a new certificate in replacement therefor and, in the case of a mutilated certificate, deliver to the Corporation such mutilated certificate. Thereupon the Corporation may cause to be issued to such person a new certificate in replacement for the certificate alleged to have been lost, stolen, mutilated or destroyed. Upon the stub of every new certificate so issued shall be noted the fact of such issue and the number, date and the name of the registered owner of the lost, stolen, mutilated or destroyed certificate in lieu of which the new certificate is issued.

Section 5.3 Transfer of Shares. Shares of stock of the Corporation shall be transferred on the stock transfer books of the Corporation by the holder thereof, in person or by his attorney duly authorized in writing, upon surrender and cancellation of certificates for the number of shares of stock to be transferred, except as provided in Section 5.2.

Section 5.4 Regulations. The Board of Directors shall have power and authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

Section 5.5 Electronic Securities Recordation. Notwithstanding any provision of this Article V to the contrary, the Corporation may adopt a system of issuance, recordation and transfer of its shares by electronic or other means not involving any issuance of certificates, provided the use of such system by the Corporation is permitted in accordance with applicable law.

Section 5.6 Dividends. Subject to the provisions of the Certificate of Incorporation, the Board of Directors shall have power to declare and pay dividends upon shares of stock of the Corporation, but only out of funds available for the payment of dividends as provided by law.

Subject to the provisions of the Certificate of Incorporation, any dividends declared upon the stock of the Corporation shall be payable on such date or dates as the Board of Directors shall determine. If the date fixed for the payment of any dividend shall in any year fall upon a legal holiday, then the dividend payable on such date shall be paid on the next day not a legal holiday.

Section 5.7 Corporate Seal. The Board of Directors shall provide a suitable seal, containing the name of the Corporation, which seal shall be kept in the custody of the Secretary. A duplicate of the seal may be kept and be used by the Chairman of the Board, the President or any other officer of the Corporation designated by the Board of Directors.

Section 5.8 Fiscal Year. The fiscal year of the Corporation shall be such fiscal year as the Board of Directors from time to time by resolution shall determine.

ARTICLE VI

MISCELLANEOUS PROVISIONS

Section 6.1 Checks, Notes, Etc. All checks, drafts, bills of exchange, acceptances, notes or other obligations or orders for the payment of money shall be signed and, if so required by the Board of Directors, countersigned by such officers of the Corporation and other persons as the Board of Directors from time to time shall designate.

Checks, drafts, bills of exchange, acceptances, notes, obligations and orders for the payment of money made payable to the Corporation may be endorsed for deposit to the credit of the Corporation with a duly authorized depository by the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Controller, any Assistant Controller and such other officers or persons, if any, as the Board of Directors from time to time may designate.

Section 6.2 Loans. No loans and no renewals of any loans shall be contracted on behalf of the Corporation except as authorized by the Board of Directors. When authorized so to do, any officer or agent of the Corporation may effect loans and advances for the Corporation from any bank, trust company or other institution or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other evidences of indebtedness of the Corporation. When authorized so to do, any officer or agent of the Corporation may pledge, hypothecate or transfer, as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, any and all stocks, securities and other personal property at any time held by the Corporation, and to that end may endorse, assign and deliver the same. Such authority may be general or confined to specific instances.

Section 6.3 Contracts. Except as otherwise provided by law or in these By-Laws or as otherwise directed by the Board of Directors, the Chairman of the Board, any Vice Chairman of the Board, the President, any Vice President or the Treasurer shall be authorized to execute and deliver, in the name and on behalf of the Corporation, all agreements, bonds, contracts, deeds, mortgages, security agreements and other instruments, either for the Corporation’s own account or in a fiduciary or other capacity, and the seal of the Corporation, if appropriate, shall be affixed thereto by any of such officers or the Secretary or an Assistant Secretary. The Board of Directors, the Chairman of the Board, any Vice Chairman, the President or any Vice President designated by the Board of Directors may authorize any other officer, employee or agent to execute and deliver, in the name and on behalf of the Corporation, agreements, bonds, contracts, deeds, mortgages, security agreements and other instruments, either for the Corporation’s own account or in a fiduciary or other capacity, and, if appropriate, to affix the seal of the Corporation thereto. The grant of such authority by the Board or any such officer may be general or confined to specific instances.

Section 6.4 Waivers of Notice. Whenever any notice whatever is required to be given by law, by the Certificate of Incorporation or by these By-Laws to any person or persons, a waiver thereof in writing or by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

Section 6.5 Offices Outside of Delaware. Except as otherwise required by the laws of the State of Delaware, the Corporation may have an office or offices and keep its books, documents and papers outside of the State of Delaware at such place or places as from time to time may be determined by the Board of Directors or the Chief Executive Officer.

Section 6.6 Construction. In these By-Laws, except as otherwise provided, (a) all references to Articles and Sections refer to Articles and Sections of these By-Laws, (b) the definitions given for defined terms shall apply equally to both the singular and plural forms of such terms, (c) references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under said statutes) and to any Section of any statute, rule or regulation including any successor to said Section and (d) references to days shall mean calendar days unless business days are otherwise specified. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective in the jurisdiction involved to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

ARTICLE VII

AMENDMENTS

These By-Laws and any amendment thereof may be altered, amended or repealed, or new By-Laws may be adopted, by the Board of Directors; provided that, subject to Section 1.1(b), Section 1.2(b) and Section 1.11, these By-Laws and any amendment thereof may be altered, amended or repealed or new By-Laws may be adopted by the holders of three-quarters (3/4) of the outstanding stock of the Corporation entitled to vote at any annual meeting or at any special meeting, provided, in the case of any special meeting, that notice of such proposed alteration, amendment, repeal or adoption is included in the notice of the meeting.